# ANGERER & ANGERER
## ATTORNEYS AT LAW

**1435 Piedmont Drive E., Suite 202-1**
**Tallahassee, Florida 32308**

MAILING ADDRESS:
POST OFFICE BOX 10468
TALLAHASSEE, FLORIDA 32302-0468

ROBERT J. ANGERER
ROBERT J. ANGERER, JR.*
*Also Admitted in Georgia

TELEPHONE: (850) 576-5982
FACSIMILE: (850) 576-1342

## TELECOPY TRANSMISSION COVER SHEET

**DATE:** December 12, 2007

**TO:**

NAME: Dan Bauer

COMPANY:

TELEFAX NO.: **701 577 4003**

**FROM:**

NAME: Robert J. Angerer, Jr.

TELEFAX NO.: 850-576-1342

**NUMBER OF PAGES: 5 (Including This Cover Page)**

**COPY BY U.S. MAIL** ☐ **WILL** ☒ **WILL NOT FOLLOW**

**MESSAGE:**

*If there are any problems during this transmission, please call 850-576-5982.*

# FARMOUT AGREEMENT

This agreement (hereinafter referred to as the "Agreement") is between Coastal Petroleum Company (hereinafter referred to as "CPC") and Western Standard Energy Corp. (hereinafter referred to as "Western Standard"). CPC and Western Standard are sometimes collectively referred to as the "Parties".

This Farmout Agreement is the Formal Agreement referred to in the Memorandum of Understanding signed by the Western Standard and CPC on November 26, 2007, and replaces that Memorandum of Understanding and governs the rights and obligations of the Parties hence forth.

In consideration of the premises, mutual covenants and obligations herein contained, the Parties agree as follows:

**A. CPC LODGEPOLE REEF PROSPECTS:**

CPC has identified, using Oil For America's proprietary geophoto analysis, several Lodgepole Reef prospects in Slope County, North Dakota near existing Lodgepole production. CPC has had Oil For America high grade some of these Lodgepole Reef prospects using Oil For America's proprietary geochemical method. CPC has acquired four of these prospects: NE¼ , NW¼ and SW¼ of Section 18 and the W½ of Section 31, Township 136 North Range 100 West, Slope County, North Dakota.

**B. INTENTION OF THE PARTIES:**

CPC's intention is to farmout these four Lodgepole Reef prospects to Western Standard on the basis of Western Standard paying $20,000 for each prospect. If Western Standard chooses to drill any of the Lodgepole Reef prospects it would pay 100% of the cost of the well, in return for 100% of the working interest before payout of each well and 80% of the working interest of each well after payout.

**C. ASSIGNMENT OF LEASES:**

Western Standard has advanced $40,000 to Coastal Petroleum Company as part of the costs to fund the completion of the Federal 1-19 well in Montana. Within five business days, CPC will assign the leases to Western Standard, subject only to the existing royalties and a back in working interest to CPC of 20% after payout. When CPC assigns the leases on these two Lodgepole Prospects to Western Standard, it will earn the $40,000 and Western Standard will replace these funds before the Federal 1-19 well is completed.

Within seven days of the date of this Farmout Agreement Western Standard will pay CPC the other $40,000 to purchase the second two Lodgepole Reef prospects from CPC on the same terms. Within five days of payment, CPC will assign the two Lodgepole Reef prospects to Western Standard.

All four Lodgepole Reef prospects are subject to the terms of the Agreement between Oil For America and Suncor Energy (Natural Gas) America, Inc., a copy of which is within the possession of each of the parties. The significant terms of the Suncor Agreement include: that rights above the base of the Tyler formation were retained by Suncor; that Suncor earns an overriding royalty between the landowners' royalties and twenty percent, yielding an 80% net revenue interest in the leases assigned to the assignee Oil For America; and that the specific leases expire January 31, 2011, subject to the payment of annual rental, paid to date by Suncor. Under the Suncor agreement, Suncor has been paying the rentals and if it chooses not to do so it must give Oil For America notice. If Oil For America or its assignees choose to pay the rental then all rights to the surface must be assigned by Suncor. The rentals are $1.50 per acre for each of the 800 acres per year.

**D. DUTY TO DRILL PROSPECTS:**

Western Standard will have no obligation to drill any of the prospects. In the event that Western Standard does not drill the Lodgepole Reef prospects before the leases expire Western Standard will have no further rights to either of the Lodgepole Reef prospects.

**E. WELL INFORMATION:**

Each party shall furnish the other party with daily drilling reports, logs, DST results, results of other tests performed, and production reports on any well it drills under this Farmout Agreement.

**F. OPERATING AGREEMENT:**

All operations for the joint account of CPC and Western Standard on the Leases shall be in accordance with the terms and provisions of the model Joint Operating Agreement attached hereto and made a part of this Agreement as Exhibit "A". Western Standard shall be designated Operator.

**G. TIME OF THE ESSENCE:**

It is understood that time is of the essence of this Agreement, and no provision hereof shall be modified nor waived except in writing.

**H. FORCE MAJEURE:**

In the event any party hereof is prevented from complying with any of the obligations imposed upon it hereunder, or from exercising any of the rights granted to it hereunder, as a result of an act of God, or any other cause, whether similar or dissimilar, reasonably proved beyond the control of such party, the time within which said party may perform such obligations or exercise such rights shall be extended for a period equal to the time during which said party was prevented from the performance of such obligations, or the

exercise of such rights. The party having the difficulty shall take all reasonable steps to remedy such condition as rapidly as possible.

## I. NOTICES:

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth below or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section.

Coastal Petroleum Company
Post Office Box 609
Apalachicola, Florida 32329

Telephone Number: 850-653-2732
Fax Number: 850-653-8804

Western Standard Healthcare Systems, Inc.
2 Sheraton Street
London W1F 8BH
Telephone Number 442074794800
Fax Number 442074794801

## J. LEGAL ACTIONS:

If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

## K. AMENDMENTS:

Any term of this Agreement may be amended, terminated or waived only with the written consent of each of the Parties hereto.

**L. SEVERABILITY:**

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

**M. DELAY NO WAIVER OF REMEDIES:**

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

**N. ENTIRE AGREEMENT:**

This Agreement (including the Exhibits hereto), constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

**O. LAW:**

This Farmout Agreement will be governed by and construed in accordance with the law of the State of Nevada and the parties hereby attorn to the jurisdiction of the Courts of competent jurisdiction of the State of Nevada in any proceeding hereunder.

**P. DATE:**

The date of this Agreement is December 11, 2007.

| **Coastal Petroleum Company** | **Western Standard Energy Corp.** |
|---|---|
| By: [signature] | By: [signature] |
| Phillip W. Ware, President | Dan Bauer, President and CEO |